As filed with the Securities and Exchange Commission on May 13, 2011

Registration No. 333-173472

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
TO

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ETFS GOLD TRUST
Sponsored by ETF Securities USA LLC
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	26-4587209 (I.R.S. Employer Identification No.)

48 Wall Street
11th Floor
New York, NY 10005
(212) 918-4954
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen H. Moriarty, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	Peter J. Shea, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
ETFS Physical Swiss Gold Shares	14,000,000	$144.53	$2,023,420,000	$234,925
(1)

Pursuant to Rule 415(a)(6) of the Securities Act of 1933, this Registration Statement includes 1,550,000 unsold ETFS Physical Swiss Gold Shares (the “Shares”) registered by the registrant under Registration Statement No. 333-158221 in connection with which a filing fee of $7,726 was paid with respect to the unsold Shares.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices ($145.53 and $143.52, respectively) of the Shares as reported on April 12, 2011 by NYSE Arca, Inc.

(3)	Previously paid.

This registration statement shall become effective immediately upon filing, as provided in Rule 462(e) under the Securities Act of 1933.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-173472) is being filed by the registrant solely to revise the Calculation of Registration Fee table and the footnotes thereto to the Registration Statement on Form S-3 (File No. 333-173472) filed by the registrant on April 14, 2011. No changes have been made to the prospectus included in Part I or to any other sections of the Registration Statement and accordingly they have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helier, Jersey, on May 13, 2011.

ETF SECURITIES USA LLC Sponsor of the ETFS Gold Trust

By:	/S/ GRAHAM TUCKWELL
Graham Tuckwell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/S/ GRAHAM TUCKWELL	President and Chief Executive Officer (principal executive officer)	May 13, 2011
Graham Tuckwell
/S/ THOMAS QUIGLEY	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	May 13, 2011
Thomas Quigley

*	The Registrant is a trust and the persons are signing in their capacities as officers of ETF Securities USA LLC, the Sponsor of the Registrant.